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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-36148 and 333-89549) pertaining to the Software.com 1995 Stock Plan, the 1999 Employee Stock Purchase Plan, the Mobility.Net Corporation 1999 Stock Option Plan and Options under Stock Option Agreements of our report dated March 24, 2000, except for Note 11, as to which the date is April 11, 2000 with respect to the consolidated financial statements of AtMobile.com, Inc. included in this Current Report on Form 8-K dated June 26, 2000.

                                          /s/ Ernst & Young LLP

Seattle, Washington
June 23, 2000